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MINTZ LEVIN                                        One Financial Center
COHN FERRIS                                        Boston, Massachusetts 02111
GLOVSKY AND                                        617 542 6000
POPEO PC                                           617 542 2241 fax

Boston             Washington                      701 Pennsylvania Avenue, N.W.
                                                   Washington, D.C. 20004
                                                   202 434 7300
                                                   202 434 7400 fax
                                                   Home Page: www.mintz.com





                                                          April 30, 1998



Board of Directors
QC Optics, Inc.
46 Jonspin Road
Wilmington, Massachusetts 01887

Ladies and Gentlemen:

         This firm has represented QC Optics, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the filing of the Registration Statement described below.

         In our capacity as counsel to the Corporation, we are familiar with the Certificate of Incorporation, and the Bylaws, each as amended, of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of a Post Effective Amendment No. 1 to Form SB-2 Registration Statement on Form S-3 (the "Registration Statement") covering the registration of 1,282,500 shares of common stock, $.01 par value per share (the "Common Stock") and 95,000 warrants (the "Warrants") underlying the warrants issued to the representative in the Corporation's initial public offering in October 1996.

         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. The 1,282,500 shares of Common Stock covered by the Registration Statement have been duly authorized, and, when issued and paid for in accordance with their terms, will be legally issued, fully paid and non-assessable.

         3. The 95,000 Warrants covered by the Registration Statement have been duly authorized, and when issued and paid for in accordance with their terms will be legally issued, fully paid and non-assessable.


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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Board of Directors
QC Optics, Inc.
April 30, 1998
Page 2



         This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party, without prior notification to, and the consent of, this firm. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.

                                        Very truly yours,

                                        /s/ Mintz, Levin, Cohn, Ferris,
                                            Glovsky and Popeo, P.C.

                                        MINTZ, LEVIN, COHN, FERRIS,
                                          GLOVSKY AND POPEO, P.C.

NHA:anr

c:       Eric T. Chase, President